UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 10, 2007

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

On April 10, 2007, Great Lakes Dredge & Dock Company, LLC, (“Great Lakes LLC”) a subsidiary of Great Lakes Dredge & Dock Corporation (“Great Lakes” or “Company”), signed definitive agreements (the Agreements) with Bean Dredging L.L.C. (“Bean”) and Bean Meridian L.L.C. (“Bean Meridian”).  Bean Meridian is a joint venture between Bean and an affiliate of Royal Boskalis of the Netherlands.  The Agreements are attached hereto as Exhibit 10.1 and 10.2 and are incorporated herein by reference.

The Agreements call for Great Lakes LLC to purchase the dredge Meridian, together with attendant plant, from Bean Meridian and purchase the Eagle I from Bean, for a total purchase price of $52.5 million.

Item 8.01.  Other Events

Great Lakes issued the press release attached as Exhibit 99.1 in connection with the signing of the Agreements.

Item 9.01 — Financial Statements and Exhibits

(d)	Exhibits

10.1	Asset Purchase Agreement between Bean Meridian L.L.C. and Great Lakes Dredge and Dock Company, LLC dated April 10, 2007

10.2	Asset Purchase Agreement between Bean Dredging L.L.C. and Great Lakes Dredge and Dock Company, LLC dated April 10, 2007

99.1	Press Release of Great Lakes Dredge & Dock Corporation dated April 10, 2007 (this exhibit is furnished).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

/s/ Deborah A. Wensel
Date: April 10, 2007	Deborah A. Wensel
Senior Vice President
and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

10.1	Asset Purchase Agreement between Bean Meridian L.L.C. and Great Lakes Dredge and Dock Company, LLC dated April 10, 2007

10.2	Asset Purchase Agreement between Bean Dredging L.L.C. and Great Lakes Dredge and Dock Company, LLC dated April 10, 2007

99.1	Press Release of Great Lakes Dredge & Dock Corporation dated April 10, 2007 (this exhibit is furnished).